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                                                                     EXHIBIT 4.H




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                              COTTER & COMPANY


                                 $50,000,000


                           PRIVATE SHELF AGREEMENT









                        DATED AS OF DECEMBER 29, 1995







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                                COTTER & COMPANY
                           8600 West Bryn Mawr Avenue
                            Chicago, Illinois  60631

                                                         As of December 29, 1995

The Prudential Insurance Company
     of America ("PRUDENTIAL")
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential the "PURCHASERS")

c/o Prudential Capital Group
Two Prudential Plaza
Suite 5600
Chicago, Illinois  60601

Ladies and Gentlemen:

     The undersigned, COTTER & COMPANY, a Delaware corporation (herein called the "COMPANY"), hereby agrees with you as set forth below. Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined herein.

     1. AUTHORIZATION OF ISSUE OF SHELF NOTES.

     The Company will authorize the issue of its senior promissory notes (the "SHELF NOTES") in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 15 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 15 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A attached hereto. The terms "NOTE", "NOTES", "SHELF NOTE" and "SHELF NOTES" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "SERIES" of Notes.

     2. PURCHASE AND SALE OF NOTES.


     2A.  [INTENTIONALLY LEFT BLANK]





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     2B.    PURCHASE AND SALE OF SHELF NOTES.


     2B(1). FACILITY. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "FACILITY". At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the "AVAILABLE FACILITY AMOUNT" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

     2B(2). ISSUANCE PERIOD. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary date is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "ISSUANCE PERIOD".

     2B(3). REQUEST FOR PURCHASE. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "REQUEST FOR PURCHASE"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall
(i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

     2B(4) RATE QUOTES. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities and principal prepayment schedules of Shelf Notes specified in such Request for Purchase. Each quote




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shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

     2B(5). ACCEPTANCE. Within the ACCEPTANCE WINDOW, the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an "ACCEPTED NOTE") as to which such acceptance (herein called an "ACCEPTANCE") relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "ACCEPTANCE DAY" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "CONFIRMATION OF ACCEPTANCE"). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

     2B(6). MARKET DISRUPTION. Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

     2B(7). FACILITY CLOSINGS. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, Attention: Law Department, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York




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City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "RESCHEDULED CLOSING DAY")) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(iii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

     2B(8).      FEES.

     2B(8)(i).   STRUCTURING FEE.  In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement and the amendment of the Existing Agreement, the Company agrees to pay to Prudential on the date of the execution of this Agreement in immediately available funds a fee (herein called the "STRUCTURING FEE") in the amount of $25,000.

     2B(8)(ii). ISSUANCE FEE. The Company will pay to Prudential in immediately available funds a fee (herein called the "ISSUANCE FEE") on each Closing Day in an amount equal to 0.10% of the aggregate principal amount of Notes sold on such Closing Day; provided, however, that no Issuance Fee shall be payable with respect to the first $25,000,000 in aggregate principal amount of Notes issued under the Facility.

     2B(8)(iii). DELAYED DELIVERY FEE. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the "DELAYED DELIVERY FEE") calculated as follows:

                           (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any




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Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph
2B(7).

     2B(8)(iv). CANCELLATION FEE. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "CANCELLATION DATE"), the Company will pay to Prudential in immediately available funds an amount (the "CANCELLATION FEE") calculated as follows:

                                    PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as reasonably determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as reasonably determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2B(8)(iii). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

     3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

     3A. CERTAIN DOCUMENTS. Such Purchaser shall have received the following, each dated the date of the applicable Closing Day:

           (i) The Note(s) to be purchased by such Purchaser.

           (ii) Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

           (iii) A certificate of the Secretary or an Assistant Secretary certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

           (iv) Certified copies of the Certificate of Incorporation and By-laws of the Company.

           (v) A favorable opinion of Daniel T. Burns, general counsel of the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D attached hereto and as to such other matters as such Purchaser may




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      reasonably request.  The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

           (vi) Good standing certificates for the Company from the Secretaries of State of Delaware and Illinois dated of a recent date and such other evidence of the status of the Company as such Purchaser may reasonably request.

           (vii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

     3B. OPINION OF PURCHASER'S SPECIAL COUNSEL. Such Purchaser shall have received from Wiley S. Adams, Assistant General Counsel of Prudential or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

     3C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

     3D. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

     3E. PAYMENT OF FEES. The Company shall have paid to Prudential any fees due it pursuant to or in connection with this Agreement, including any Structuring Fee due pursuant to paragraph 2B(8)(i), any Issuance Fee due pursuant to paragraph 2B(8)(ii) and any Delayed Delivery Fee due pursuant to paragraph 2B(8)(iii).

     4. PREPAYMENTS. Each Shelf Note shall be subject to required prepayment as and to the extent provided in paragraph 4A. Each Shelf Note shall also be subject to prepayment under the circumstances set forth in paragraph 4B. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A.

     4A. REQUIRED PREPAYMENTS OF SHELF NOTES. Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.





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     4B. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT.  The Notes of each
Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     4C. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

     4D. APPLICATION OF PREPAYMENTS. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A or 4B, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) according to the respective unpaid principal amounts thereof.

     4E. NO ACQUISITION OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder. Any notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

     5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

     5A. FINANCIAL STATEMENTS. The Company covenants that it will deliver to each Significant Holder in duplicate:

           (a) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations, capital stock and retained earnings and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance




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      sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

           (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated statements of operations, capital stock and retained earnings and cash flows of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Required Holder(s) and, as to such consolidated statements, certified by independent public accountants of recognized national standing selected by the Company whose certificate shall be in scope and substance satisfactory to the Required Holder(s) and, as to such consolidated statements, certified by an authorized financial officer of the Company; provided, however, that, in addition and not in limitation of the foregoing, in the event that during any fiscal quarter of the Company, the Company's sales or earnings constitute less than ninety percent (90%) of the Company's sales or earnings on a consolidated basis, the Company shall also deliver at the times specified above unaudited quarterly and annual (as appropriate for the applicable period) consolidating financial statements of the Company and its Subsidiaries for the applicable period, certified by an authorized financial officer of the Company;

           (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission); and

           (iv) with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses
(i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 6 and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for the certification of such financial statements, other than any consolidating financial statements required to be delivered by such clause (ii), they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. For purposes of this paragraph, the Purchasers agree and acknowledge that the detail and form of the financial statements delivered to the Purchasers prior to the closing date are satisfactory to the Purchasers. So long as the Company continues its present format and level of specificity with respect to




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future financial statements, then such future financial statements shall be deemed to comply with the detail and form requirements of this paragraph 5A.

     5B. INSPECTION OF PROPERTY. The Company covenants that it will permit any Person (other than an employee of a competitor of the Company or a former employee of the Company) designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

     5C. COVENANT TO SECURE NOTE EQUALLY. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B hereof (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph
11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

     5D. MAINTENANCE OF INSURANCE. The Company covenants that it and each Subsidiary will maintain, with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as customarily maintained by the Company in accordance with its practices, policies, and procedures prior to the closing date. Together with each delivery of financial statements under clause (ii) of paragraph 5A, the Company will, upon the request of any Significant Holder, deliver an Officer's Certificate specifying the details of such insurance in effect.

     5E. COOPERATIVE STATUS. The Company covenants that it will at all times maintain its status as a cooperative for purposes of Subchapter T of the Code; provided, however, in the event that the Code or other applicable law is modified after the date hereof and as a result of such modification the Company is unable to satisfy its obligations under this paragraph, then the Required Holders and the Company shall agree, or in good faith negotiate to agree, to amend the covenants contained in this Agreement so that the application of such covenants (following such modification of the Code or other applicable law and the effect thereof on the Company) will be substantially the same as prior thereto.

     5F COMPLIANCE WITH LAWS. The Company covenants that it shall, and shall cause each Subsidiary to, comply with all applicable laws, rules, regulations, decrees and orders of all federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies the noncompliance with which could be reasonably expected to result in a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

     6. NEGATIVE COVENANTS.

     6A. FIXED CHARGE COVERAGE. The Company will not permit the ratio of (a) the sum of Consolidated Net Earnings, operating lease expense and interest expense, to (b) the sum of interest expense and operating lease expense, to fall below 1.75 to 1.00, in each case determined at the end of the most recently ended rolling four fiscal quarter period.

     6B.   LIEN, DEBT AND OTHER RESTRICTIONS.  The Company covenants that it will not and will not permit any Subsidiary to:

     6B(1). LIENS. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Note in accordance with the provisions of paragraph 5C), except:

           (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

           (ii) Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit,

           (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary,

           (iv) Liens in existence on April 13, 1992 described on Schedule 6B, and

           (v) other Liens (including Liens consisting of capitalized leases) securing Funded Debt (other than Funded Debt that constitutes Subordinated Debt); provided, however, that (a) such Funded Debt is permitted by the provisions of paragraph 6B(2) and (b) the aggregate amount of all Secured Funded Debt outstanding does not at any time exceed an amount equal to fifteen percent (15%) of Consolidated Net Worth;

     6B(2).  DEBT.  Create, incur, assume or suffer to exist any Debt, except:

           (i) Senior Funded Debt in existence as of the date of the Existing Agreement in such amounts outstanding as of the date of the Existing Agreement, and a $10,000,000 unsecured line of credit available to Cotter Canada Hardware and Variety Company, Inc.,

           (ii) Funded Debt represented by the Notes,

           (iii) Funded Debt of any Subsidiary to the Company or any other Subsidiary,

           (iv) Subordinated Debt;

           (v) additional Senior Funded Debt of the Company, so long as the aggregate principal amount of consolidated Senior Funded Debt does not exceed at any time an amount equal to thirty-five percent (35%) of Consolidated Capitalization; and

           (vi) Current Debt of the Company provided that commencing on December 29, 1991 and at all times thereafter there shall have been a period of at least forty-five (45) consecutive days within the twelve month period immediately preceding the date of determination during which the aggregate principal amount of Current Debt of the Company outstanding as of the close of business on any day during such twelve month period did not exceed an amount equal to the amount of Funded Debt which would have been permitted as additional Funded Debt under clause (v) of this paragraph 6B(2) as of the close of business on such day.

     6B(3). SALE OF STOCK AND DEBT OF SUBSIDIARIES. Sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except to the Company or another Subsidiary, and except that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for such consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold, so long as:

           (a) the sum of the following shall not constitute more than 10% of the consolidated assets of the Company and its Subsidiaries: the assets of the applicable Subsidiary when added together, without duplication, with (x) the assets of any other Subsidiaries sold or otherwise disposed of outside of the ordinary course of business during the most recent 36-month rolling period, plus (y) the assets of the Company and its Subsidiaries sold, leased or otherwise disposed of outside of the ordinary course of business during the most recent 36-month rolling period (together with any assets then proposed to be sold); or

           (b) the following shall not have in the aggregate contributed more than 15% of Consolidated Net Earnings for any of the three fiscal years then most recently ended: the applicable Subsidiary when added together, without duplication, with (x) any other Subsidiaries sold or otherwise disposed of outside of the ordinary course of business during the most recent 36-month rolling period, plus (y) the assets of the Company and its Subsidiaries sold, leased or otherwise disposed of outside of the ordinary course of business during the most recent 36-month rolling period (together with any assets then proposed to be sold);

and provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and its Subsidiary are simultaneously being sold as permitted by this paragraph 6B(3));

     6B(4)(i) SALE OF ASSETS. Sell, lease or transfer or otherwise dispose of any assets of the Company or any Subsidiary other than in the ordinary course of business, unless all such assets sold, leased or otherwise disposed of outside of the ordinary course of business during the most recent 36-month rolling period when added together, without duplication, with (a) any shares of stock or Debt of any Subsidiary sold or otherwise disposed of, or with respect to which the Company or any Subsidiary has parted control of, except to the Company or another Subsidiary, during the most recent 36-month rolling period or (b) any assets then proposed to be sold outside of the ordinary course of business, do not constitute more than 10% of the consolidated total assets of the Company and have not contributed more than 15% of Consolidated Net Earnings for any of the three fiscal years then most recently ended;

     6B(4)(ii) MERGER. Merge or consolidate with any other Person, except that Subsidiaries may be merged into the Company or any other Subsidiary and the Company may merge with another Person provided that the Company is the surviving corporation and no Event of Default or Default shall exist either immediately before or after such merger.

     6B(5). RESTRICTIONS ON TRANSACTIONS WITH AFFILIATES AND STOCKHOLDERS. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property (other than shares of stock of Company) to, or otherwise deal with (i) any Affiliate or Substantial Stockholder, or (ii) any corporation in which an Affiliate, Substantial Stockholder or the Company (either directly or through Subsidiaries) owns 5% or more of the outstanding voting stock, except that (a) any such Affiliate or Substantial Stockholder may be a director, officer or employee of the Company or any Subsidiary and may be paid reasonable compensation in connection therewith (b) the Company and its Subsidiaries may perform or engage in any of the foregoing in the ordinary course of business upon terms no less favorable to the Company or such Subsidiary (as the case may be) than if no such relationship described in clauses (i) and (ii) above existed and (c) the Company may sell to or purchase from any such Person shares of the Company's stock subject to the provisions of paragraph 6G.

     6C.   ISSUANCE OF STOCK BY SUBSIDIARIES.  Permit any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any shares of any class of its stock (other than directors' qualifying shares) except to the Company or another Subsidiary; provided, however, Cotter Canada Hardware and Variety Cooperative, Inc. may issue and sell shares of its stock in the ordinary course of business consistent with its practices as of April 13, 1992.

     6D.   COMPLIANCE WITH ERISA.  Engage in any transaction in connection with which the Company or any Subsidiary could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer
Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of section 4062(f) of ERISA), which could result in any liability of the Company or any Subsidiary to the PBGC, to a trust established pursuant to section 4041(c)(3)(B)(ii) or (iii) or 4042(i) of ERISA, or to a trustee appointed under section 4042(b) or (c) of ERISA, incur any liability to the PBGC on account of a termination of a Plan under section 4064 of ERISA, fail to make full payment when due of all amounts which, under the provisions of any Plan, the Company or any Subsidiary is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

     6E.   NO CHANGE IN SUBORDINATION TERMS, ETC.  Amend, alter or otherwise change any provision of any of the subordinated promissory notes now or hereafter issued by the Company or take any other action (or refrain from taking an action) which would have the effect of eliminating or altering in any way the effect of the subordination language appearing in such subordinated promissory notes or the rights of the holders of the Notes arising as a result thereof.

     6F.   NATURE OF BUSINESS.  Engage in the business of underwriting risks for insurance purposes, or in any other aspect of insurance related business other than in the ordinary course of business in accordance with its practices as of the closing date; or purchase and sell real estate (other than on an agency basis) for purposes other than those relating directly to its principal business except for purchases and sales of store locations in the ordinary course of business which in the aggregate for the Company and its Subsidiaries taken as a whole do not exceed $10,000,000 during any rolling consecutive five year period.

     6G.   RESTRICTED INVESTMENTS.  Make or permit a Subsidiary to make any
Investment except the Company and any Subsidiary may:

           (i) make or permit to remain outstanding loans or advances to any Subsidiary,

           (ii) own, purchase or acquire stock, obligations or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary,

           (iii) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary,

           (iv) own, purchase or acquire prime commercial paper, banker's acceptances and certificates of deposit in United States and Canadian commercial banks (having combined capital and surplus of not less than U.S. $100,000,000) and repurchase agreements with respect to the foregoing, in each case due within one year from the date of purchase and payable in the United States in United States dollars, obligations of the government of the United States or any agency thereof, and obligations guaranteed by the government of the United States,

           (v) make or permit to remain outstanding travel and other similar advances to officers and employees in the ordinary course of business,

           (vi) permit to remain outstanding Investments existing on April 13, 1992 described on Schedule 6G, and

           (vii) to the extent applicable, make Investments permitted under paragraph 6H below.

     6H.   RESTRICTED PAYMENTS.  Pay or declare cash dividends, cash patronage dividends or dividends on any class of its stock (other than dividends in kind) or redeem, purchase or otherwise acquire, or make any redemptions, purchase, or other acquisition of any of its stock or apply miscellaneous deductions in lieu of patronage dividends, or make or permit any Subsidiary to make any Restricted Investment except out of Consolidated Net Earnings Available for Restricted Payments.

     7. EVENTS OF DEFAULT.

     7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

           (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

           (ii) the Company defaults in the payment of any interest on any Note for more than 10 days after the date due; or

           (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $3,000,000; or

           (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

           (v) the Company fails to perform or observe any agreement contained in paragraph 6; or

           (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

           (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

           (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

           (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

           (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

           (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

           (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

           (xiii) a final judgment in an amount in excess of $1,000,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged;


then (a) if such event is an Event of Default specified in clause (i) or
(ii) of this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company,
(b) if such event is an Event of Default specified in clause (viii), (ix) or
(x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

     7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the

Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

     7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows (all references to "Subsidiary" and "Subsidiaries" in this paragraph 8 shall be deemed omitted if the Company has no Subsidiaries at the time the representations herein are made or repeated):

     8A. ORGANIZATION; SUBSIDIARY PREFERRED STOCK. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted. No subsidiary has outstanding any shares of stock of a class which has priority over any other class as to dividends or in liquidation.

     8B. FINANCIAL STATEMENTS. The Company has furnished each Purchaser of any Note with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at fiscal year end in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of operations and cash flows and a consolidated statement of capital stock and retained earnings of the Company and its Subsidiaries for each such year, all reported on by Ernst & Young (or any independent public accounting firm of recognized national standing) and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of operations and cash flows and a consolidated statement of capital stock and retained earnings for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of operations, capital stock and retained earnings and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

     8C. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which could be reasonably expected to result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement.

     8D. OUTSTANDING DEBT. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraph 6B(2). There exists no default under the provisions of any instrument evidencing Debt or the Company or any of its Subsidiaries in an amount greater than $250,000 or of any agreement relating thereto.

     8E. TITLE TO PROPERTIES. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

     8F. TAXES. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes
(i) as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) the non-payment of which (a) could not be reasonably expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole and (b) does not result in the creation of any Lien other than Liens permitted by paragraph 6B(i).

     8G. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto (as such Schedule 8G may have been modified from time to time by written supplements thereto delivered by the Company and accepted in writing by Prudential).

     8H. OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     8I. USE OF PROCEEDS. None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "MARGIN STOCK") or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation G, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Closing Day for such Notes, an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

     8K. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

     8L. ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all applicable foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to so comply could not reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement.

     8M. SECTION 144A. The Notes are not of the same class as securities, if any, of the Company listed on a national securities exchange registered under
Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

     8N. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries and which has not been set forth in this Agreement.

     8O. HOSTILE TENDER OFFERS. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

     8P. PRIORITY OF NOTES. The Notes constitute "Superior Indebtedness" as such term is defined in the Company's Promissory (subordinated) Notes, the form of which is attached hereto as Exhibit E and the Subordinated Debt is subordinated to the Indebtedness owing from time to time by the Company to the holders of the Notes in connection with this Agreement and the Existing Agreement.

     9. REPRESENTATIONS AND OF  WARRANTIES THE PURCHASERS.

     Each Purchaser represents and warrants as follows:

     9A. NATURE OF PURCHASE. Each Purchaser represents that it is purchasing the Note purchased by it for its own account or for one or more separate accounts maintained by it, in each case for investment and not with a view to the distribution thereof within the meaning of the Securities Act or with any present intention of distributing or selling any of the Notes, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

     9B. SOURCE OF FUNDS. The source of the funds being used by such Purchaser to pay the purchase price of the Notes being purchased by such Purchaser hereunder constitutes assets allocated to: (i) the "insurance company general account" of such Purchaser (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes such Purchaser satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60 or (ii) a separate account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "SEPARATE ACCOUNT" and "EMPLOYEE BENEFIT PLAN" shall have the respective meanings specified in section 3 of ERISA.

     9C. COMPANY REPRESENTATIONS. Each Purchaser acknowledges that it has not received any representation or warranty (written or oral) from or by the Company or any Subsidiary other than the representations and warranties contained in this Agreement and in any document or certificate required to be delivered pursuant to this Agreement, or from or by any Person purporting to act on behalf of the Company or any Subsidiary. Each Purchaser acknowledges and agrees that any representation or warranty not contained in this Agreement or in any certificate, notice or other document required to be delivered by the Company or any Subsidiary on or after the date of this Agreement and executed by an authorized officer thereof shall not be deemed made by or on behalf of the Company or any Subsidiary and shall not be relied on by such Purchaser, any Transferee or any Person to which a participation in any Note may be sold. In furtherance of, and not in limitation of, the foregoing, each Purchaser acknowledges and agrees that no oral representation or warranty from or by any director, officer or employee of the Company or any Subsidiary (other than the President, Chief Executive Officer, Executive Vice President, Senior Vice President, Vice President-Finance, Controller or Finance Manager of the Company), or from or by any other Person, shall be deemed made by or on behalf of the Company or any Subsidiary and that any such purported representations or warranties are not authorized by the Company or any Subsidiary.

     9D. PURCHASER INSPECTION. All documents, records and books of the Company and each Subsidiary have been made available for inspection by each Purchaser, their attorneys, accountants, other advisers and agents and each such Purchaser and such other Persons have made such inspection thereof and of the Company's and its Subsidiaries' facilities as such Persons have deemed necessary or advisable in connection with the transactions to be effected by this Agreement. Each Purchaser, its attorneys, accountants, other advisers and agents have had the opportunity to confer with the directors, officers, employees and members of the Company and its Subsidiaries and to ask questions of, and receive answers from, such Persons concerning the affairs of the Company and its Subsidiaries and the terms of the transactions to be effected by this Agreement. All such questions asked have been answered to each Purchaser's satisfaction. All information requested was furnished to such Purchaser, its attorneys, accountants, other advisers and agents. At the Purchasers' request the Company has not prepared an offering memorandum, circular or similar offering document concerning the offer and the sale of the Notes.

     9E.   APPLICABLE STATE.  All actions, communications, correspondence, negotiations, meetings and other transactions between the Company (or any Subsidiary) and the Purchasers, and any of the Company's or the Purchasers' respective advisers and agents, which have taken place on or before the date hereof with respect to the offer and sale of the Notes have taken place in the State of Illinois, and the Notes will be purchased, sold and delivered in said state.

     9F.   NO REGISTRATION.  Each Purchaser understands that the Notes are not being registered under the Securities Act on the ground that the issuance thereof is exempt under Sections 4(2) and 4(6) thereof or Regulation D thereunder. Each Purchaser understands that the Company's reliance on such exemptions is predicated in part on the Purchasers' representations and warranties in this Agreement. Each Purchaser acknowledges that the Company has no obligation or present intention to register the resale of the Notes or to permit their sale or transfer other than in strict compliance with the Securities Act and the rules and regulations promulgated thereunder and, further, that there is not now and may never be a public market for the Notes.

     9G.   TRANSFER RESTRICTIONS.  No Purchaser shall sell or otherwise transfer the Notes, or grant any participations therein, unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. Each Purchaser acknowledges and agrees that all Notes shall bear a legend referencing the foregoing transfer restriction.

     9H.   ACCREDITED STATUS.  Each Purchaser is an "accredited investor"
within the meaning of Rule 501(a) under the Securities Act.

     9I.   ORGANIZATION; ENFORCEABILITY.  The Prudential Insurance Company of
America is a corporation validly existing under the laws of the State of New Jersey. This Agreement and the purchase of the Notes by The Prudential Insurance Company of America have been duly authorized by all requisite corporate action. This Agreement is enforceable against the Purchasers in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

     10A. YIELD-MAINTENANCE TERMS.

     "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

     "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B.  OTHER TERMS.

     "ACCEPTANCE" shall have the meaning specified in paragraph 2B(5).

     "ACCEPTANCE DAY" shall have the meaning specified in paragraph 2B(5).

     "ACCEPTANCE WINDOW" shall mean, with respect to any interest rate quote made by Prudential pursuant to paragraph 2B(4), the time period designated by Prudential during which the Company may elect to accept such interest rate quote as to not less than $5,000,000 in aggregate principal amount of Shelf Notes specified in the related Request for Purchase.

     "ACCEPTED NOTE" shall have the meaning specified in paragraph 2B(5).

     "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "AUTHORIZED OFFICER" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, its chief operating officer or any other officer of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any of the following officers of Prudential Capital Group (an affiliate of Prudential), any managing director, senior vice president or vice president or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

     "AVAILABLE FACILITY AMOUNT" shall have the meaning specified in paragraph 2B(1).

     "BANKRUPTCY LAW" shall have the meaning specified in clause (viii) of paragraph 7A.

     "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday,
(ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2B(3) hereof only, a day on which The Prudential Insurance Company of America is not open for business.

     "CANCELLATION DATE" shall have the meaning specified in paragraph
2B(8)(iv).

     "CANCELLATION FEE" shall have the meaning specified in paragraph
2B(8)(iv).

     "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

     "CLOSING DAY" shall mean, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "CLOSING DAY" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "CONFIDENTIAL INFORMATION" shall mean any written information delivered or made available by or on behalf of the Company or any Subsidiary to a Purchaser or a Transferee (as the case may be), including without limitation any non-public information obtained pursuant to paragraph 5A or 5B, in connection with or pursuant to this Agreement which is proprietary in nature and clearly marked or labeled as being confidential information, but in no event shall include information (i) which was publicly known or otherwise known to such Purchaser or Transferee (as the case may be) at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by such Purchaser or Transferee (as the case may be), or (iii) which otherwise becomes known to such Purchaser or Transferee, other than through disclosure by the Company or from a Person obligated not to disclose under this Agreement.

     "CONSOLIDATED CAPITALIZATION" shall mean, as of the time of any determination, the sum of (i) Consolidated Net Worth and (ii) Funded Debt.

     "CONSOLIDATED NET EARNINGS" shall mean with respect to any period:

           (i) consolidated gross revenues of the Company and its Subsidiaries, minus

           (ii) all operating and non-operating expenses of the Company and its Subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues:

                 (a) any gains (net of expenses and taxes applicable thereto)
            in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets);

                 (b) any gains resulting from the appraised write-up of assets;

                 (c) any equity of the Company or any Subsidiary in the
            unremitted earnings of any corporation which is not a Subsidiary;

                 (d) any earnings of any Person acquired by the Company or any
            Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition; or

                 (e) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary; all determined in accordance with generally accepted accounting principles.

     "CONSOLIDATED NET EARNINGS AVAILABLE FOR RESTRICTED PAYMENTS" shall mean an amount equal to (1) $25,000,000 plus 50% (or minus 100% in the case of a deficit) of Consolidated Net Earnings for the period (taken as one accounting period) commencing on December 29, 1991 and terminating at the end of the last fiscal quarter preceding the date of any proposed Restricted Payment, minus (2) the sum of (a) the aggregate amount of all cash dividends and other distributions paid or declared by the Company on any class of its stock after December 28, 1991, (b) 50% of the excess of the aggregate amount expended, directly or indirectly, after December 28, 1991, for the redemption, purchase or other acquisition of any shares of its stock, over the aggregate amount received after December 28, 1991 as the net cash proceeds of the sale of any shares of its stock until the year in which the Company subordinates succeeding years' installment notes to the indebtedness evidenced by the Notes and this Agreement and as a result thereof such installment notes constitute Subordinated Debt hereunder, (c) the aggregate amount of all miscellaneous deductions incurred by members and applied against declared patronage dividends, and (d) the excess of the aggregate amount expended (at original cost), directly or indirectly, after December 28, 1991 for Restricted Investments, over the aggregate amount received after December 28, 1991 as the net cash proceeds from the sale, liquidation or other return of capital (excluding any interest, dividends or like payments) of, any such Restricted Investment. For purposes of this definition, there shall not be included in Restricted Payments or in any computation of Consolidated Net Earnings Available For Restricted Payments: (x) dividends paid, or distributions made, in stock or notes of the Company; (y) exchanges of stock of one or more classes of the Company, except to the extent that cash or other value is involved in such exchange or (z) so long as no Event of Default shall then be continuing or would result from the making thereof, cash distributions made by the Company from gains arising from the Company's disposition of capital assets.

     "CONSOLIDATED NET WORTH" shall mean, as of any date of determination, the sum of (i) the par value (or value stated on the books of the Company) of the capital stock of all classes of the Company, plus (or minus in the case of a surplus deficit) (ii) the amount of the consolidated surplus, whether capital or earned, of the Company and its Subsidiaries, all determined in accordance with generally accepted accounting principles.


     "CONFIRMATION OF ACCEPTANCE" shall have the meaning specified in paragraph 2B(5).

     "CURRENT DEBT" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof.

     "DEBT" shall mean Current Debt and Funded Debt.

     "DELAYED DELIVERY FEE" shall have the meaning specified in paragraph 2B(8)(iii).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

     "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

     "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXISTING AGREEMENT" shall mean that certain Note Agreement dated as of April 13, 1992 between the Company and Prudential pursuant to which the Company sold and Prudential purchased the Company's 8.60% senior note in the original principal amount of $50,000,000 due April 1, 2007.

     "FACILITY" shall have the meaning specified in paragraph 2B(1).

     "FUNDED DEBT" shall mean and include, (i) any obligation payable more than one year from the date of creation thereof which under generally accepted accounting principles is shown on a balance sheet as a liability (including Capitalized Lease Obligations but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation); (ii) indebtedness payable more than one year from the date of creation thereof which is secured by any lien on property owned by the Company or any Subsidiary; and (iii) Guarantees.

     "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

     "HEDGE TREASURY NOTE(S)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as reasonably determined by Prudential) most closely matches the duration of such Accepted Note.

     "HOSTILE TENDER OFFER" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

     "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation".

     "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and
(iii) all indebtedness of others with respect to which such Person has become liable by way of Guarantee.

     "INSTITUTIONAL INVESTOR" shall mean any insurance company, pension fund, mutual fund, investment company, bank, savings bank, savings and loan association, investment banking company, trust company, or any finance or credit company, any portfolio or any investment fund managed by any of the foregoing, or any other institutional investor, and any nominee of the foregoing. The term "Institutional Investor" shall not include any competitor of the Company or its Subsidiaries or any labor union with which the Company then has a collective bargaining agreement.

     "INVESTMENTS" shall mean any loan or advance to, or ownership, purchase or acquisition of any security (including stock) or obligations of, or any other interest in, or any capital contribution made to, any Person.

     "ISSUANCE PERIOD" shall have the meaning specified in paragraph 2B(2).

     "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

     "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA.

     "NOTES" shall have the meaning specified in paragraph 1.

     "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

     "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "PLAN" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

     "PRUDENTIAL" shall mean The Prudential Insurance Company of America.

     "PRUDENTIAL AFFILIATE" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

     "PURCHASERS" shall mean with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s), which are purchasing such Accepted Notes.

     "REQUEST FOR PURCHASE" shall have the meaning specified in paragraph
2B(3).

     "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 50.1% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

     "RESCHEDULED CLOSING DAY" shall have the meaning specified in paragraph 2B(7).

     "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

     "RESTRICTED INVESTMENTS" shall mean any Investment prohibited by paragraph 6G.

     "RESTRICTED PAYMENT" shall mean any payment or transaction which would be prohibited by paragraph 6H if Consolidated Net Earnings Available for Restricted Payments equalled zero.

     "SECURED FUNDED DEBT" shall mean Funded Debt which is secured by any Lien.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SENIOR FUNDED DEBT" shall mean Funded Debt of the Company which is not Subordinated Debt.

     "SERIES" shall have the meaning specified in paragraph 1.

     "SHELF NOTES" shall have the meaning specified in paragraph 1.

     "SIGNIFICANT HOLDER" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note, and (ii) any other holder of at least 10% of the aggregate principal amount of the Notes from time to time outstanding.

     "SUBORDINATED DEBT" shall mean any Indebtedness of the Company which contains terms of subordination identical to or, in the reasonable determination of the holders of the Notes no less favorable to such holders of the Notes than, the terms of subordination set forth in Exhibit E hereto and, which by virtue of such language and any necessary action of the Board of Directors of the Company, is subordinated to the Indebtedness owing from time to time by the Company to the holders of any Note issued in connection with this Agreement or the Existing Agreement.

     "SUBSIDIARY" shall mean any corporation all of the stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries. Notwithstanding the foregoing, for purposes of calculating the financial covenants, Cotter Canada Hardware and Variety Cooperative, Inc. will be deemed a Subsidiary of the Company if, in accordance with GAAP, it is consolidated in the financial statements of the Company required to be delivered pursuant to clauses (i) and (ii) of paragraph 5A hereof.

     "SUBSTANTIAL STOCKHOLDER" shall mean (i) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of the Company (of any class having ordinary voting power for the election of directors) aggregating five percent (5%) or more of such voting power or (ii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) of this definition.

     "STRUCTURING FEE" shall have the meaning specified in paragraph 2B(8)(i).

     "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

     "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     10C. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

     11. MISCELLANEOUS.

     11A. NOTE PAYMENTS. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) (i) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (ii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

     11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including
(i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement (other than in connection with the preparation of this Agreement and the documents related hereto in connection with the original closing hereunder and the closing of any draw under the Facility), the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

     11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and without the consent of any other holder of the Notes) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each prepayment of principal payable on each prepayment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the prepayment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any prepayment or prepayments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participations shall be in a principal amount of at least $100,000.
     .

     11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

     11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H. DISCLOSURE TO OTHER PERSONS. Each Purchaser (and each Transferee by its acceptance of an interest in any Note) agrees to use its best efforts to hold in confidence and not disclose any Confidential Information without the prior written consent of the Company which consent shall not be unreasonably denied; provided, however, that nothing contained herein shall prevent the holder of any Note from delivering copies of any financial statements and other documents delivered to such holder, and disclosing any other information disclosed to such holder, by the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Institutional Investor to which such holder offers to sell such Note or any part thereof, (iv) any Institutional Investor to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any Institutional Investor from which such holder offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand, (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder's investment; and provided further that after notice to the Company the holders of the Notes shall be free to correct any false or misleading information which may become public concerning their relationship to the Company or any of its Subsidiaries.

     11I. NOTICES. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and
(i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series A Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 8600 West Bryn Bawr Avenue, Chicago, Illinois, 60631,
Attention: Chief Financial Officer and Controller (with duplicate copies to each), or at such other address in the United States as the Company shall have specified to the holder of each Note in writing, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication to Prudential pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which the party receiving the communication shall have specified in writing to the party sending such information.

     11J. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

     11K. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11L. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11M. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11N. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF ILLINOIS.

     11O. SEVERALTY OF OBLIGATIONS. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

     11P. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     11Q. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid (i) the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.

     11R. BINDING AGREEMENT. When this Agreement is executed and delivered by the Company, and Prudential, it shall become a binding agreement between the Company, and Prudential. This Agreement shall also inure to and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

     11S. AMENDMENT OF EXISTING AGREEMENT. Upon the execution of this Agreement by Prudential, paragraphs 5 and 6 of the Existing Agreement are hereby amended in their entirety so as to read as set forth, respectively, in paragraphs 5 and 6 of this Agreement and defined terms and cross references used in paragraphs 5 and 6 of the Existing Agreement, as amended hereby, shall be deemed to have the respective meanings ascribed thereto in, and to refer to paragraphs in, this Agreement; provided, however, that any reference to a "Note" or "Notes" in the Existing Agreement, as amended hereby, shall mean the notes issued under and pursuant to the Existing Agreement. No termination of this Agreement in whole or in part or any modification hereof, shall affect the continued applicability of this paragraph and the covenants referred to herein to the Existing Agreement.


                                     Very truly yours,

                                     COTTER & COMPANY


                                     By:____________________________
                                        Kerry J. Kirby
                                        Treasurer and Vice President -
                                          Finance


The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:_______________________
   Vice President

                              PURCHASER SCHEDULE

                               COTTER & COMPANY


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


(1)   Address for all notices relating to payments:

      The Prudential Insurance Company of America
      c/o Prudential Capital Group
      Gateway Center Three
      100 Mulberry Street
      Newark, New Jersey 07102

      Attention:  Manager, Investment Operations Group
      Telephone: (201) 802-5260
      Telecopy:  (201) 802-8055

(2)   Address for all other communications and notices:

      The Prudential Insurance Company of America
      c/o Prudential Capital Group
      Two Prudential Plaza
      180 North Stetson Street
      Suite 5600
      Chicago, Illinois 60601-6716

      Attention:  Team X
      Telecopy: (312) 540-4222

(3)   Recipient of telephonic prepayment notices:

      Manager, Investment Structure and Pricing
      Telephone:  (201) 802-6660
      Telecopy:   (201) 802-9425

(4)   Tax identification No.: 22-1211670

                                                          EXHIBIT A

                              [FORM OF SHELF NOTE]

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
      THE SALE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS
         CONTAINED IN PARAGRAPH 9G OF THE PRIVATE SHELF AGREEMENT DATED
            AS OF DECEMBER 29, 1995 BETWEEN COTTER & COMPANY AND THE
                    PRUDENTIAL INSURANCE COMPANY OF AMERICA.

                                COTTER & COMPANY

                              SENIOR SERIES   NOTE

No. ____
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

        FOR VALUE RECEIVED, the undersigned, Cotter & Company (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ___________________________, or registered assigns, the principal sum of ___________________________ DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and
(b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or
(ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

        Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

        This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Private Shelf Agreement, dated as of December 29, 1995 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

        This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

        This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

        Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

        This Note is intended to be performed in the State of Illinois and shall be construed and enforced in accordance with the internal laws and decisions (as opposed to the conflicts of law provisions) of such State.

                                        COTTER & COMPANY



                                        By: _____________________________
                                        Title: __________________________

                                                                      EXHIBIT B

                         [FORM OF REQUEST FOR PURCHASE]

                                COTTER & COMPANY

        Reference is made to the Private Shelf Agreement (the "Agreement"), dated as of December 29, 1995 between Cotter & Company (the "Company"), on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

        Pursuant to Paragraph 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:

        1.  Aggregate principal amount of
            the Notes covered hereby
            (the "Notes") . . . . . . . . . . $
                                               ------------

        2.  Individual specifications of the Notes:


                                     Principal
                   Final             Prepayment          Interest
Principal          Maturity          Dates and           Payment
Amount(1)          Date              Amounts             Period
---------          --------          ----------          --------
                                                         Quarterly

        3.  Use of proceeds of the Notes:

        4.  Proposed day for the closing of the purchase and sale of the Notes:


--------------------
        (1)  Minimum principal amount of $5,000,000.

      5.   The purchase price of the Notes is to be transferred to:

           Name, Address
           and ABA Routing             Number of
           Number of Bank              Account
           ---------------             ---------


      6. The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.



Dated:                                     COTTER & COMPANY



                                           By:
                                              ------------------
                                              Authorized Officer

                                                                     EXHIBIT C

                      [FORM OF CONFIRMATION OF ACCEPTANCE]

                                COTTER & COMPANY


        Reference is made to the Private Shelf Agreement (the "Agreement"), dated as of December 29, 1995 between Cotter & Company (the "Company"), on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

        Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2B(5) and 2B(7) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the penultimate sentence of paragraph 11A of the Agreement.

        Pursuant to paragraph 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.  Accepted Notes:  Aggregate principal
    amount $_______________

                (A)  (a)  Name of Purchaser:
                     (b)  Principal amount:
                     (c)  Final maturity date:
                     (d)  Principal prepayment dates and amounts:
                     (e)  Interest rate:
                     (f)  Interest payment period: Quarterly
                     (g) Payment and notice instructions: As set forth on attached Purchaser Schedule

                (B)  (a)  Name of Purchaser:
                     (b)  Principal amount:
                     (c)  Final maturity date:
                     (d)  Principal prepayment dates and amounts:
                     (e)  Interest rate:
                     (f)  Interest payment period: Quarterly
                     (g) Payment and notice instructions: As set forth on attached Purchaser Schedule

        [(C), (D)..... same information as above.]

II.  Closing Day:




Dated:                              COTTER & COMPANY



                                    By: _________________________

                                    Title: ______________________



                                    [THE PRUDENTIAL INSURANCE
                                     COMPANY OF AMERICA]



                                    By: _________________________
                                        Vice President



                                    [PRUDENTIAL AFFILIATE]



                                    By: _________________________
                                        Vice President

                                                                      EXHIBIT D

                     [FORM OF OPINION OF COMPANY'S COUNSEL]

                        [Letterhead of Cotter & Company]

                                                              [Date of Closing]

[Name(s) and address(es) of
purchaser(s)]

Ladies and Gentlemen:

        As Vice President and General Counsel of Cotter & Company (the "Company"), I am familiar with the Private Shelf Agreement, dated as of December 29, 1995 (the "Agreement") between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Company has issued to you today Senior Series ___ Notes of the Company in the aggregate principal amount of $________ (the "Notes"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

        In this connection, I have examined such certificates of public officials, certificates of officers of the Company and copies certified to my satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, I have also relied upon the representation made by [each of] you in paragraph 9A of the Agreement.

        Based on the foregoing, it is my opinion that:

        1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

        2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation G, T or X of the Board of Governors of the Federal Reserve System.

     5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to me after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.

     6. The Notes constitute "Superior Indebtedness" to the Company's Promissory (subordinated) Notes, the form of which Promissory (subordinated) Notes is attached to the Agreement as Exhibit E, and the indebtedness of the Company's Promissory (subordinated) Notes is subordinate to the Notes.

     I am qualified to practice law in the State of Illinois and do not purport to express any opinion herein concerning any law other than the laws of the State of Illinois of federal law of the United States.



                                   Very truly yours,

                                                                     EXHIBIT E


                     FORM OF PROMISSORY (SUBORDINATED) NOTE


                                  See Attached

                               COTTER & COMPANY
                     ____% PROMISSORY (SUBORDINATED) NOTE

                                     VOID

                                              SCHEDULE 6G




                              EXISTING INVESTMENTS



                                     None.

                                  SCHEDULE 8G

        The Revolving Credit Facility Agreement between Cotter & Company and Bank of America dated ________________, 1996, which contains identical terms as set forth in Sections 6 and 8 hereof.